Exhibit 99.1

                    Bunge Revises Guidance for Full Year 2006

WHITE PLAINS, NY - June 26, 2006 - Bunge Limited (NYSE: BG) today announced that it is reducing its net income guidance for the full year ending December 31, 2006 to $425 million to $445 million, or $3.50 to $3.67 per share. Prior guidance was $495 million to $515 million, or $4.08 to $4.25 per share. In addition, the effective tax rate for the year is now expected to fall within a range of 8% to 12%. Previously, the effective tax rate was expected to be within a range of 14% to 18%. Bunge expects poor results, close to breakeven, for its second quarter.

Bill Wells, Chief Financial Officer, stated: "Business conditions in the second quarter have been more challenging than expected. Farmer protests in Brazil, with the objective of increasing government assistance to the farm sector, resulted in supply chain disruptions, plant stoppages and slow sales of agribusiness, fertilizer and edible oil products. While much of this protest activity has ceased, its effects on the second quarter will not be recovered in the second half of the year. Freight losses and increased competition have been challenging for international marketing. Argentina continues to feel the effects of recently added crushing capacity. Our foreign exchange hedging programs are working well and are contributing to the improvements in the effective tax rate. However, we expect some shifting of results from the second quarter to the second half of the year as a result of foreign exchange movements during the quarter.

"Volatility from time to time is normal in agriculture-related businesses, but this quarter has been particularly difficult. Nevertheless, we believe that the major issues affecting the quarter are temporary in nature and substantially behind us. The new farmer aid package granted by the Brazilian government and a more stable real should help Brazilian farmers. New demand for biodiesel inputs is also a positive sign for the future. Longer term fundamentals for Bunge and our industry remain positive."


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About Bunge

Bunge Limited (www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 22,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.



Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.


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